MMC ENERGY, INC. REPORTS POSITIVE NET EARNINGS FOR THIRD QUARTER 2006

New York-November 1, 2006-MMC Energy, Inc. (NASDAQ OTC: MMCN) (Deutsche Bourse: JU1) announced that for the third quarter ended September 30, 2006, it had positive net income of $163,000, on revenues of approximately $2.5 million. This was the first full operating quarter for MMC’s business since becoming a public company during the second quarter of 2006.

Revenues for the third quarter of 2006 consisted of energy revenues of $694,000, ancillary revenues of $1,441,000 and capacity revenues of $380,000. The company was a development stage enterprise until June 12, 2006 thus prior period comparisons are not applicable.

Consolidated adjusted EBITDA for the quarter ended September 30, 2006 was $465,000. Adjusted EBITDA from the Company’s Escondido & Chula Vista power plants alone (exclusive of corporate G&A costs) was $1,291,000. The Company believes that Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, stock based compensation, non-recurring re-commissioning and financing charges) serves as a more meaningful measure of performance on an ongoing basis.

The Company’s business strategy is to provide critical reliability-based power and services including capacity, ancillary services and peaking energy from its power plants. The Company derives a majority of its revenues from the sales of regulatory capacity and ancillary services. Energy sales make up a smaller component of the company’s total revenues and tend to be higher in the third calendar quarter due to summer peaking demand fluctuating with the weather, transmission congestion, and outages of other large generation facilities in Southern California and the Desert Basin.

“MMC Energy produced positive cash flow at the asset level and positive net income during the third quarter reflecting solid operational execution and strong power demand in Southern California. The third quarter was MMC’s first full quarter of operations as a public company, and we are very pleased to announce positive net income to our shareholders,“ said Karl W. Miller, MMC’s Chairman and Chief Executive Officer.

“The company will continue to actively pursue financially disciplined power plant acquisitions in locations which are deficient in supply and reliability”, Miller added.

MMC previously announced the acquisition of the Mid-Sun power plant in Bakersfield California. MMC expects to close the transaction during November 2006. The company also recently announced a planned 94 MW re-powering of its Chula Vista power plant, located in San Diego County.  San Diego is one of the most constrained power markets in California and the entire US and the Chula Vista power plant is situated in a key location on the transmission grid to provide reliable energy and power services.

Non-GAAP Measures

To supplement the company's consolidated financial statements presented in accordance with GAAP, MMC uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include adjusted EBITDA. Adjusted EBITDA figures exclude the impact of employee stock-based compensation expenses, re-commissioning costs and financing charges. MMC's reference to these measures should be considered in addition to results that are prepared under U.S. GAAP but should not be considered a substitute for results that are presented in accordance with GAAP.

These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. The company believes the non-GAAP measures provide useful information to both management and investors by excluding the non-cash impact of employee stock-based compensation expenses, as well as re-commissioning costs and financing charges which are non-recurring as relates to existing assets, which may not be indicative of the company's core operating results and business outlook.

A reconciliation of GAAP operating income to non-GAAP Adjusted EBITDA is presented below.

About MMC Energy, Inc.:

MMC is an energy acquisition company, which primarily acquires and operates critical power generation and associated energy infrastructure assets. The company is headquartered in New York City and traded on the NASDAQ OTC Exchange in the United States and the Deutsche Borse in Germany.

The Company creates long-term value for its shareholders through deep discount asset acquisitions and hands on post- acquisition asset management. The Company currently owns power generation assets in Southern California and is pursuing an aggressive portfolio acquisition and growth strategy targeting power generation facilities and energy infrastructure assets primarily in California, Texas, Mid-Atlantic, and the Northeastern U.S.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to expand existing generating facilities and exploit acquisition opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our inability to generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing, intense competition for undervalued generating assets, environmental risks and general economic conditions. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on May 15, 2006, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward-looking statements.

Source: MMC Energy Inc.
CONTACT:	READ IT ON THE WEB
Denis G. Gagnon	www.mmcenergy.com
Chief Financial Officer
(212) 977-0900

TABLES FOLLOW

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

Three Months Ended September 30,
2006
Operating revenues:
Energy generation	$693,645
Ancillary services	1,441,581
Resource adequacy capacity	380,000
Total operating revenues	2,515,226
Costs of sales	672,509
Gross Profit	1,842,717
Operating expenses:
Operations and maintenance	709,829
Re-commissioning expenses	12,632
General and administrative expenses	888,708
Total operating expenses	1,611,169
Income from operations	231,548
Other expenses
Other expenses, net	68,850
Total other expense	68,850
Net income before provision for income taxes	162,698
Provision for income taxes	-
Net income	$162,698

Below are the reconciliations from net income to consolidated adjusted EBITDA and a reconciliation from consolidated adjusted EBITDA to adjusted EBITDA for the Chula Vista and Escondido power plants.

Consolidated adjusted EBITDA	2006
Income (Loss) from operations	$231,548
Add: Depreciation Expense	158,244
Add: Re-commissioning expenses	12,632
Add: Stock-based compensation	62,875
Add: non-recurring financing costs	-
EBITDA	$465,299

Consolidated adjusted EBITDA	$465,299
Less: stock-based compensation	(62,875)
Add: General and administrative	888,708
EBITDA for power plants	$1,291,132